UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2020

OMNIQ CORP.

(Exact name of registrant as specified in charter)

Delaware	000-09047	20-3454263
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1865 West 2100 South, Salt Lake City, UT 84119

(Address of principal executive offices) (Zip Code)

(800) 242-7272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Agreement.

On February 28, 2020, the Company entered in an asset purchase agreement (the “Asset Purchase Agreement”) with EyepaxIT Consulting LLC, a California limited liability company, (“Eyepax”) and the principal owners of Eyepax (collectively the “Sellers”), effective September 30, 2019, pursuant to which the Company purchased certain assets from the Sellers at a cash purchase price of $245,000. As additional consideration, the Company shall issue to the Sellers 80,000 shares of the Company’s common stock and an option to purchase 20,000 shares of the Company’s common stock at an exercise price of $5.00 per share, subject to adjustment, which shall vest quarterly in four (4) equal installments and expire on February 28, 2023. Pursuant to the Asset Purchase Agreement, the Company shall enter into an employment agreement with Mr. Lalith Caldera, a principal owner of Eyepax, and pay Mr. Caldera an annual salary of $100,000.

On February 27, 2020 OMNIQ Corp. (the “Company”) entered into an employment agreement with Shai Lustgarten, the Company’s Chief Executive Officer, (the “Lustgarten Agreement”) pursuant to which Mr. Lustgarten shall continue to serve as the Company’s Chief Executive Officer. The Lustgarten Agreement has a four (4) year term and automatically renews for additional one (1) year periods unless either party elects to terminate the Lustgarten Agreement. Pursuant to the Lustgarten Agreement, the Company shall pay Mr. Lustgarten an annual base salary of $560,000. Mr. Lustgarten shall also be eligible to receive i) equity awards pursuant to the Company’s 2018 Equity Incentive Plan (the “Plan”) and ii) certain milestone bonuses as set forth in Lustgarten Agreement. In the event Mr. Lustgarten’s employment is terminated by Mr. Lustgarten for good reason, or terminated by the Company without cause, Mr. Lustgarten shall be entitled to the greater of (i) the unpaid base salary or (ii) one (1) year’s base salary.

On February 27, 2020, the Company entered into a consutling agreement with Mr. Carlos J. Nissensohn and/or an entity under his control, a consultant to the Company and principal stockholder, (the “Nissensohn Agreement”) pursuant to which Mr. Carlos J. Nissensohn and/or an entity under his control shall provide certain consulting services to the Company. The Nissensohn Agreement has a four (4) year term and automatically renews for additional one (1) year periods unless either party elects to terminate the Nissensohn Agreement. Pursuant to the Nissensohn Agreement, the Company shall pay Mr. Nissensohn a monthly fee of $30,000. Mr. Nissensohn shall also be eligible to receive certain milestone bonuses as set forth in the Nissensohn Agreement. Mr. Nissensohn is a principal stockholder of the Company

The description of the material terms of the Asset Purchase Agreement, the Lustgarten Agreement, and the Nissensohn Agreement are not intended to be complete and are qualified in their entirety by reference to Exhibits 10.1, 10.2 and 10.3 respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02,	Unregistered Sales of Equity Securities.

Item 1.01 is incorporated by reference into this Item 3.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 1.01 is incorporated by reference into this Item 3.02.

Item 7.01	Regulation FD Disclosure

On March 3, 2020 the Company issued a press release. A copy of the press release is attached hereto and incorporated herein by reference in its entirety as Exhibit 99.1.

Item 9.01	Financial statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Asset Purchase Agreement
10.2	Employment Agreement with Shai Lustgarten
10.3	Consulting Agreement with Carlos J. Nissensohn
99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2020

OMNIQ CORP.

By:	/s/ Shai S. Lustgarten
Shai S. Lustgarten
President and CEO